As filed with the Securities and Exchange Commission on June 9, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CARDIMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3177883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

47266 Benicia Street Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

CARDIMA, INC. AMENDED AND RESTATED 2003 STOCK OPTION PLAN

(Full title of the plan)

GABRIEL B. VEGH

Chief Executive Officer

Cardima, Inc.

47266 Benicia Street

Fremont, California 94538

(510) 354-0300

(Name, address and telephone number, including area code, of agent for service)

Copy to:

DAVID R. LAMARRE

Pillsbury Winthrop LLP

P.O. Box 7880

San Francisco, CA 94120

(415) 983-1000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.001 par value (3)	2,000,000 shares	$0.53	$1,060,000	$134.30

(1)	Pursuant to Rule 416(a) under the Securities Act, this registration statement also includes an indeterminate number of additional shares which may be offered and issued in connection with any stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based upon the average of the high and low prices as reported on the Nasdaq SmallCap Market on June 2, 2004.
(3)	Includes Preferred Stock Purchase Rights that will be attached to and represented by the common stock (which Preferred Stock Purchase Rights have no market value independent of the common stock to which they are attached) until the occurrence of certain events.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on July 10, 2003 (File No. 333-106922) is hereby incorporated by reference.

Incorporation of Certain Documents by Reference.

The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(1) Registrant’s Annual Report on Form 10-K (File No. 000-22419) for the fiscal year ended December 31, 2003;

(2) Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

(3) The Registrant’s Current Reports on Form 8-K dated January 21, 2004, March 17, 2004 and May 28, 2004;

(4) The description of the Registrant’s Common Stock contained in Registrant’s Registration Statement on Form 8-A filed with the SEC on April 23, 1997, and any subsequent amendment or report filed for the purpose of updating such information; and

(5) The description of the Preferred Stock Purchase Rights for Series A Participating Preferred Stock, par value $0.001 per share, of the Registrant contained in the Registrant’s Registration Statement on Form 8-A filed May 22, 2002, and any subsequent amendment or report filed for the purpose of updating such information.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on June 9, 2004.

CARDIMA, INC.

By:	/s/ Gabriel B. Vegh
Gabriel B. Vegh Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gabriel B. Vegh or Barry D. Michaels, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments and supplements, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Gabriel B. Vegh Gabriel B. Vegh	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 9, 2004

/s/ Barry D. Michaels Barry D. Michaels	Interim Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 9, 2004

Signature	Title	Date

/s/ Jesse D. Erickson Jesse D. Erickson	Director	June 9, 2004

/s/ Lawrence J. Siskind Lawrence J. Siskind	Director	June 9, 2004

/s/ Rodolfo C. Quijano Rodolfo C. “Tino” Quijano, Ph.D., M.D.	Director	June 9, 2004

/s/ Phillip Radlick Phillip Radlick, Ph.D.	Director	June 9, 2004

INDEX TO EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion regarding legality of securities to be offered.

23.1	Consent of BDO Seidman, LLP, Independent Certified Public Accountants.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 4).

99.1(1)	Amended and Restated 2003 Stock Option Plan of Cardima, Inc.

(1)	Incorporated by reference to Exhibit C filed with Cardima, Inc.’s proxy statement on Schedule 14A filed on April 19, 2004.